UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2005

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Credit Agreement

On June 13, 2005, but effective as of June 1, 2005, the Company (including certain of its subsidiaries) and its Lenders entered into a First Amendment to its existing Credit Agreement. In general, this amendment modifies the Existing Credit Agreement by (i) amending the Borrowing Base provisions of Section 2.6 of the Existing Credit Agreement to include the amount of the Superior Cash Flow (as described and defined in the amendment), (ii) modifying Section 6.1(ix) of the Existing Credit Agreement, and (iii) modifying Section 7.5(vi) of the Existing Credit Agreement by requiring certain additional reports concerning the Superior Cash Flow. Under the amendment the Borrowing Base amount is set at $290,000,000 and the Maximum Credit Amount is $150,000,000.

The foregoing description of the First Amendment to Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the attached copy of the First Amendment to Credit Agreement, which is incorporated by reference into this item 1.01. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement and the First Amendment to Credit Agreement.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not Applicable.

(b) Pro Forma Financial Information.

Not Applicable.

(c) Exhibits.

10.1	First Amendment to Credit Agreement dated June 13, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: June 14, 2005	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

1

EXHIBIT INDEX

Exhibit No. Description.

10.1	First Amendment to Credit Agreement dated June 13, 2005